UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 31, 2011

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota  55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06                                       MATERIAL IMPAIRMENTS

On August 31, 2011, OneBeacon Insurance Group, Ltd. (“the Company”) announced that it, through its subsidiary OneBeacon Insurance Company (“OBIC”), has entered into a Purchase Agreement with Interboro Holdings, Inc. (“Interboro”) pursuant to which it agreed to sell its AutoOne business, including but not limited to all of the issued and outstanding shares of stock of AutoOne Insurance Company and AutoOne Select Insurance Company (collectively “AutoOne”).  OBIC will also transfer certain assets and liabilities, including loss reserves, unearned premium reserves and the equity capital of the business, to Interboro. The transaction is expected to close in the fourth quarter of 2011, subject to regulatory approvals. The Company expects to record a charge of approximately $28 million pre-tax, $18 million after tax, in its third quarter financial statements reflecting the estimated loss on sale of AutoOne.

ITEM 8.01                                       OTHER EVENTS

On August 31, 2011, the Company issued a press release announcing that it has agreed to sell the AutoOne business to Interboro.  A copy of the press release announcing the transaction is furnished herewith as Exhibit 99.1.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit 99.1                                    Press Release issued by the Company dated August 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: August 31, 2011
	By:	/s/ Jane E. Freedman
Jane E. Freedman
Secretary